UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 24, 2005

Date of Report (Date of earliest event reported)

Commission File Number: 0-22723

-----------------------------------

AMERICAN PETRO-HUNTER INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                       98-0171619

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

205- 16055 Fraser Highway, Surrey, B.C., Canada V3S 2W9

(Address of principal executive offices)

(604) 507-2181

(Issuer's telephone number, including area code)

if changed since last report)

Item 3.02    Unregistered Sale of Equity Securities

The Company has entered into a promissory note financing of $50,000 at an interest rate of 10% per annum. The holders of the promissory notes will receive 1,000,000 share purchase warrants to buy common stock of the Company until February 25, 2008 at $0.15 per common share. The holders of the promissory notes at their option are entitled at any time commencing one year after the closing date, until maturity, to convert any or all of the principal amounts of the notes (including interest) into common shares of stock of the Company at $0.05 per share.  The notes were offered under the auspices of Regulation S as sales to non-U.S. individuals and entities.

Item 4.01. Changes in Registrant's Certifying Accountant

     (a) Previous independent accountants

     (i) Effective March 24, 2005, American Petro-Hunter Inc. ("Registrant"), confirmed with its auditors, Morgan & Company (“Morgan”) that the firm would no longer be representing the Registrant as its accountants. As of that date, Registrant was informed that Morgan was voluntarily resigning as the Registrant's accounting firm.

     (ii) Morgan last reported on Registrant's financial statements as of April 29, 2004. Registrant's financial statements for the past two years, as audited by Morgan, included an independent auditor's report containing an explanatory paragraph describing the uncertainty as to the Company's ability to continue as a going concern.

     (iii) The change of independent accountants was ratified by the Board of Directors of Registrant on March 24, 2005.

     (iv) During Registrant's two most recent fiscal years and the subsequent interim period through March 24, 2005, there were no disagreements with Morgan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Morgan's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.  However, Morgan’s reports on the Company's consolidated financial statements contained an explanatory paragraph describing the uncertainty as to the Company's ability to continue as a going concern.

     (v) During the two most recent fiscal year and the subsequent interim period through March 24, 2005, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

            (a) During the previous two fiscal years and the subsequent interim period through March 24, 2005, Morgan did not advise Registrant that the internal controls necessary for the registrant to develop reliable financial statements do not exist.

            (b)  During the previous two fiscal years and the subsequent interim period through March 24, 2005, Morgan did not advise Registrant that any information had come to their attention which had led them to no longer be able to rely on management's representation, or that had made Morgan unwilling to be associated with the financial statements prepared by management.

            (c)  During the previous two fiscal years and the subsequent interim period through March 24, 2005, Morgan did not advise Registrant that the scope of any audit needed to be expanded significantly or that more investigation was necessary.

            (d)  During the previous two fiscal years and the subsequent interim period through March 24, 2005, Morgan did not advise Registrant that there was any information which the accountants concluded would materially impact the fairness and reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements.

     (vi) The Registrant has requested that Morgan furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 24, 2005, is filed as Exhibit 16.1 to this Form 8-K.

     (b) New independent accountants

     The Registrant has engaged Moore Stephens Ellis Foster, Chartered Accountants (“Moore”) as its new independent accountants on March 24, 2005. Prior to March 24, 2005 the Registrant had not consulted with Moore regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, and no written report or oral advice was provided to the Registrant by Moore concluding there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 9.01.    Financial Statement and Exhibits

     (c) The following documents are filed herewith as exhibits:

         Exhibit 16.1 Letter from Morgan dated August 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2005

AMERICAN PETRO-HUNTER INC.

/s/ Patrick A. McGowan

Patrick A. McGowan

Chief Executive Officer

Exhibit 16.1

August 19, 2005

Securities and Exchange Commission

450 Fifth Street NW

Washington, DC

20549 USA

Dear Sirs:

RE:

AMERICAN PETRO-HUNTER INC.

FILE REF. NO. 0-22723

We were previously the principal accountants for American Petro-Hunter Inc. and we reported on the financial statements of American Petro-Hunter Inc. as of the periods since December 31, 1998.  As of March 24, 2005, we were not engaged as the principal accountants for American Petro-Hunter Inc.  We have read American Petro-Hunter Inc.’s statements under Item 4 of its Form 8-K/A, dated August 19, 2005, and we agree with such statements.

For the most recent fiscal period of 2004, there has been no disagreement between American Petro-Hunter Inc. and Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Morgan & Company would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Morgan & Company

Chartered Accountants